EXHIBIT 99.1

                             A MESSAGE TO EMPLOYEES


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                                                                    EXHIBIT 99.1

[GRAPHIC OMITTED] A MESSAGE TO EMPLOYEES
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                                                              FROM DONA D. YOUNG



                                                                October 17, 2003

I want to inform you that I have accepted Sue Collins' resignation as head of our Life and Annuity operation. She is leaving for personal reasons. On an interim basis, I have asked Bob Lautensack, senior vice president, to assume her responsibilities as we search for a permanent replacement, which is already underway. Bob's current duties overseeing strategic programs across the enterprise will move temporarily to Peter Hofmann, vice president, Strategic Planning and Investor Relations.

During her time with us, Sue worked with a terrific team to help develop a solid growth strategy for the Life and Annuity manufacturing operation that is part of our overall strategic review and action plans. We are fortunate that Bob Lautensack has played a key role in the whole process and will be able to step in to keep the planning process and subsequent execution of the plan on track. Sue's direct reports will now report to Bob, with Louis Lombardi, senior vice president, Actuarial Financial, having a dual reporting relationship to Bob for operational matters and to Coleman Ross, executive vice president and chief financial officer, on financial matters.




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